EXHIBIT (c)(2)

                              BAY VIEW FEDERAL BANK
                             A Federal Savings Bank
                             2121 So. El Camino Real
                        San Mateo, California 94403-1897


                                                               February 28, 1997

VIA FAX AND OVERNIGHT MAIL

Fax:(714) 367-1936
Tel: (714) 367-1935

Target Income Fund, Inc.
26691 Plaza Drive, Suite 222
Mission Viejo, California 92961
         Attention:   Mr. Jon LaVine
                      Target Capital Advisors, Inc.

         Re: Class A Notes ("Class A Notes") issued pursuant to the Pooling and Servicing Agreement dated as of March 1, 1996 (the "Master Trust") by and among EXXE Data Corporation ("EXXE"), Concord Growth Corporation ("Concord") and LaSalle National Bank ("LaSalle").

Ladies/Gentlemen:

         As previously advised, we hereby offer to purchase any and all outstanding Class A Notes held by you at the following purchase price, in cash in immediately available funds; (a) a base purchase price of $500,000 for the Class A-3 plus (b) accrued and unpaid interest thereon to but excluding the Purchase Date (defined below), plus (c) a premium calculated as though the respective Make-Whole Premium as defined in the Master Trust for such Class A Note was then applicable.

         By accepting this offer, you: agree to sell such Class A Note to us upon demand to be made on or before March 15, 1997; represent and warrant that you are the owner of the Class A Note subject to this offer; have the power, authority and legal right to sell and transfer such Class A Note; and hold such Class A Note free and clear of all adverse claims, liens and encumbrances. Further, you hereby agree to convey your original Class A Note to us upon your receipt of funds as aforesaid (the "Purchase Date"), together with all endorsements or instruments of transfer as we may reasonably request to vest our title thereto.

         You also hereby acknowledge that the offer contained herein and your acceptance thereof does not in any way obligate us to purchase the Class A Note held by you, and that we may withdraw this offer at any time upon notice to you in the event that we are unable to acquire all of the Notes and Certificates issued pursuant to the Master Trust and the Certificates issued pursuant to the Financial Asset Purchase

February 28, 1997
Page 2

and  Servicing  Agreement  dated  as of  March  31,  1995 by and  among  Concord
Warehouse Finance Corp., EXXE, ContiTrade Services L.L.C., as successor in interest to ContiTrade Services Corporation, Concord and LaSalle.

                                        Very truly yours,

                                        BAY VIEW FEDERAL BANK,
                                        A Federal Savings Bank


                                        By:_______________________________

                                        Name:_____________________________

                                        Title:______________________________



AGREED AND ACCEPTED:

Target Income Fund, Inc.

By:___________________________________________

Name:_________________________________________

Title:__________________________________________

                             BAY VIEW FEDERAL BANK,
                             A Federal Savings Bank
                             2121 So. El Camino Real
                        San Mateo, California 94403-1897


                                                               February 28, 1997

VIA FAX AND OVERNIGHT MAIL

Fax:(714) 367-1936
Tel: (714) 367-1935

Target Income Fund, Inc.
26691 Plaza Drive, Suite 222
Mission Viejo, California 92961
         Attention:   Mr. Jon LaVine
                      Target Capital Advisors, Inc.

         Re: Class B Certificates (the "Class B Certificates") issued pursuant to Owner Trust Agreement dated as of March 1, 1996 among Marine Midland Bank as Owner Trustee, Concord Finance Corp. in its individual capacity as Transferor under the Master Trust dated March 1, 1996 by and among EXXE Data Corporation ("EXXE"), et al and as representative of itself as one of the Class B Certificate Holders and the Other Class B Certificate Holders named therein

Ladies/Gentlemen:

         As  previously  advised,  we  hereby  offer  to  purchase  the  Class B
Certificate held by you at a purchase price equal to, in cash in immediately available funds, (a) $700,000, plus (b) accrued and unpaid interest thereon to but excluding the Purchase Date (defined below).

         By accepting this offer, you: agree to sell such Certificate to us upon demand to be made on or before March 15, 1997; represent and warrant that you are the owner of the Certificate subject to this offer; have the power, authority and legal right to sell and transfer such Certificate; and hold such Certificate free and clear of all adverse claims, liens and encumbrances. Further, you hereby agree to convey your original Certificate to us upon your receipt of funds as aforesaid (the "Purchase Date"), together with all endorsements or instruments of transfer as we may reasonably request to vest our title thereto.

         You also hereby acknowledge that the offer contained herein and your acceptance thereof does not in any way obligate us to purchase the Certificate held by you, and that we may withdraw this offer at any time upon notice to you in the event that we are unable to acquire all of the Notes and Certificates issued pursuant to the Master Trust and the Certificates issued pursuant to the Financial Asset Purchase and Servicing Agreement dated as of March 31, 1995 by and among Concord Warehouse Finance Corp., EXXE, ContiTrade Services L.L.C., as successor in interest to ContiTrade Services Corporation, Concord Growth Corporation and LaSalle National Bank.

February 28, 1997
Page 2

                                        Very truly yours,

                                        BAY VIEW FEDERAL BANK,
                                        A Federal Savings Bank

                                        By:_______________________________

                                        Name:_____________________________

                                        Title:______________________________



AGREED AND ACCEPTED:

Target Income Fund, Inc.

By:___________________________________________

Name:_________________________________________

Title:__________________________________________